EXHIBIT 23(a)


                        Consent of Independent Auditors


     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to The Chubb Corporation Long-Term Stock Incentive Plan
(2000) of our reports (a) dated February 23 , 2000, with respect to the consolidated financial statements of The Chubb Corporation incorporated by reference in its Annual Report (Form 10-K) and (b) dated March 24, 2000, with respect to the related financial statement schedules of The Chubb Corporation included in its Annual Report (Form 10-K), both for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                                 /s/ Ernst & Young LLP


New York, New York
May 5, 2000